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                                                                   Exhibit 10.24

                                 AMENDMENT NO. 1

                          Dated as of October 31, 1996


                  This AMENDMENT among U.S. HOMECARE CORPORATION AND ITS SUBSIDIARIES LISTED IN ANNEX 1 HERETO (collectively, the "Borrowers" and each, individually, a "Borrower"), the banks parties to the Credit Agreement referred to below (the "Banks"), and THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank, N.A.), as agent (the "Agent") for the Banks thereunder.

                  PRELIMINARY STATEMENT.

                  A. The Borrowers, the Banks and the Agent have entered into an Amended and Restated Credit Agreement dated as of October 6, 1995 (said Credit Agreement being hereinafter referred to as the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

                  B. Pursuant to the Credit Agreement, the Borrowers are indebted to the Banks under the Notes in the aggregate principal amount of $7,173,596.27, as of the date hereof (the "Indebtedness"), which Indebtedness is owed by the Borrowers to the Banks without offset, defense or counterclaim of any kind, nature or description. As security for such Indebtedness, the Borrowers have heretofore granted to the Banks a first priority security interest in all the Borrowers' assets (such security interest having been partially released by the Banks pursuant to the Partial Release Letter), whether now owed or hereafter acquired, wherever located of any kind, nature or description, tangible or intangible, including without limitation, the Borrowers' accounts receivable, inventory, equipment, and general intangibles, and such security interests and liens granted by the Borrowers to the Banks are, subject to the terms of the Partial Release Letter, hereby reacknowledged and confirmed by the Borrowers.

                  C. The Borrowers, the Banks and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.

                           SECTION 1. Amendments. The Credit Agreement is,
effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                           (a)      The following new definitions are added in
proper alphabetical order to Section 1.1 of the Credit Agreement:

                                    "February 15 Reduction" means: (a) if the
         First Period Amount is greater than or equal to $350,000, zero dollars ($0) or (b) if the First Period Amount is less than $350,000, an amount equal to (i) $350,000 minus (ii) the First Period Amount.

                                    "First Period" means the period of time
         between the date hereof and February 15, 1997, inclusive.


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                                    "First Period Amount" means an amount equal
         to (a) the first $350,000 of First Period Receivables, plus (b) fifty percent (50%) of the First Period Receivables exceeding $350,000.

                                    "First Period Receivables" means the
         Reducing Receivables collected during the First Period.

                                    "March 28 Reduction" means (a) if the Second
         Period Amount is greater than or equal to the Threshold Amount, zero dollars ($0) or (b) if the Second Period Amount is less than the Threshold Amount, an amount equal to (i) Threshold Amount minus (ii) the Second Period Amount.

                                    "October 31 Reduction" means $500,000.

                                    "Reducing Receivables" means the collections
         of USHNJ Receivables other than USHNJ Eligible Receivables and USHNJ Receivables subject to the Purchase Agreement.

                                    "Second Period" means the period between
         February 16, 1997 and March 28, 1997, inclusive.

                                    "Second Period Amount" means an amount equal
         to (i) the Second Period Receivables collected during the Second Period up to and including the Threshold Amount and (ii) fifty percent (50%) of the Second Period Receivables which exceed the Threshold Amount.

                                    "Second Period Receivables" means the
         Reducing Receivables collected during the Second Period.

                                    "Threshold Amount" means (a) if the First
         Period Amount is less than or equal to $350,000, the Threshold Amount shall be $350,000, or (b) if the First Period Amount exceeds $350,000, the Threshold Amount shall be equal to (i) $350,000 minus (ii) the amount by which the First Period Amount exceeds $350,000.

                                    "USHNJ" means U.S. HomeCare Infusion Therapy
         Services Corporation of New Jersey.

                           (b)      The aggregate Commitments of the Banks shall
permanently reduce pro rata by an amount equal to (i) the October 31 Reduction on October 31, 1996, (ii) on each Banking Day during the First Period, the First Period Amount, upon receipt of the First Period Receivables from time to time,
(iii) the February 15 Reduction, on February 15, 1997, (iv) on each Banking Day during the Second Period, the Second Period Amount, upon receipt of the Second Period Receivables from time to time, and (v) the March 28 Reduction on March 28, 1997. In accordance with the terms of the Credit Agreement, such reductions in the Commitments shall automatically reduce the amount of the Borrowing Base available under


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paragraph (b) of the definition of Borrowing Base contained in Section 1.1
(e.g., the $2,500,000 figure set forth in said paragraph (b) shall reduce to $2,000,000 on October 31, 1996).

                           (c)      In addition to the reductions set forth in
Section 1(b) hereof, availability under the Borrowing Base shall be reduced by reducing the $6,500,000 figure in paragraph (a) of the definition of Borrowing Base contained in Section 1.1 to $6,000,000 on March 28, 1997.

                           (d)      Notwithstanding anything to the contrary
contained herein. the October 31 Reduction, the February 15 Reduction and the March 28 Reduction to the Borrowers' availability under the Borrowing Base shall take effect whether or not the funds contemplated to be received on or before such reduction dates have been received, in whole or in part, by the Agent.

                           (e)      The following sentence is added at the end
of Section 6.7: "Without in any way limiting any of the foregoing rights of the Agent and the Banks, the Borrowers agree to meet monthly with the Agent and/or the Banks, whether in person or by telephone, to review the financial performance of the Borrowers for the prior calendar month."

                           (f)      The word "or" is deleted at the end of
subsection (l) of Section 9.12, the period (".") at the end of subsection (m) of
Section 9.1 is replaced with a semicolon (";") and the following new Events of Default are added at the end of Section 9.1:

                                    (n)      at any time prior to the
         Termination Date, Mehdi R. Ali shall fail to be contractually obligated to provide consulting services to the Borrowers; or

                                    (o)      the Borrowers shall pay more than
         $100,000 in the aggregate with respect to the services provided by Sanders Morris Mundy Inc. in connection with the USHNJ Sale Agreement (as defined below).

                           (g)      A new Section 6.12 is added as follows:

                                    Section 6.12. Warrants. File a registration
         statement with the Securities and Exchange Commission covering the Warrants within 30 days following completion of the Parent's audited financial statements for the year ending December 31, 1996 (but in no event later than April 30, 1997) and to diligently pursue obtaining the effectiveness thereof; provided that the Borrower hereby acknowledges that the foregoing covenant shall not be construed to mean that any one or more of the Banks intend to extend the Termination Date beyond March 31, 1997, or that any one or more of the Banks have any obligation to consider such an extension.

                           (h) Section 11.4 is amended and restated in full to read as follows:

                                    Section 11.4. Survival. The obligations of
         the Borrowers under Sections 6.12 and 11.3 shall survive the repayment of the Loans and the termination of the Commitments.


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                           SECTION 2. Consent. Effective as of the date hereof
and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Agent and the Banks hereby consent, pursuant to subsection (d) of
Section 7.7 of the Credit Agreement, to the proposed sale (the "USHNJ Sale") by U.S. HomeCare Infusion Therapy Services Corporation of New Jersey of substantially all of its assets other than its accounts receivable to Transworld Acquisition Corp. ("TAC") in connection with the entering into by USHNJ and the Parent of that certain Asset Purchase Agreement with TAC dated as of October 31, 1996 (the "USHNJ Sale Agreement"). The foregoing consent (the "Consent"), however, shall not be construed as a consent to any sale of USHNJ Receivables or any other assets of the Borrowers, which consent is expressly denied. The Consent is subject to the following limitations, terms and conditions:

                           (a)      Cash proceeds for the Sale in the amount of
$2,000,000, as adjusted pursuant to Sections 2.7 and 2.11 of the USHNJ Sale Agreement, shall be utilized to repay amounts outstanding under the Loans, with $500,000 of such repayments resulting in the permanent reduction of the Commitments as set forth in subsection (a) of Section 1 of this Amendment.

                           (b)      The USHNJ Receivables shall continue to be
serviced and collected by the Parent and USHNJ following the closing of the USHNJ Sale, and such cash collections shall continue to be utilized to repay amounts outstanding from time to time under the Loans.

                           (c)      The Consent is granted based upon the
Borrowers' assurance that they will enter into a mutually agreeable step-down of the securitization line of credit commitment and the funded debt under said securitization line of credit with the Purchaser (as defined in the Purchase Agreement) no later than November 30, 1996, which step-down shall be satisfactory to the Agent and the Required Banks.

                           (d)      The Consent is granted without prejudice to
any right the Agent or any Bank may have, on any future date, to declare the Parent or any of the other Borrowers to be out of compliance with any term or provision of the Credit Agreement, for a reason other than the USHNJ Sale pursuant to the Asset Purchase Agreement referenced above.

                           (e)      The Consent shall have no effect on any
other portions of the Credit Agreement, all of which shall remain in full force and effect, including all of the Agent's and the Banks' rights and remedies thereunder, all of which are expressly reserved.

                           (f)      The Agent and the Banks are under no
obligation to grant the Consent. The Agent's and the Banks' granting of the Consent shall not be deemed to limit or hinder any rights of the Agent or any Bank under the Credit Agreement, nor shall it be deemed to create or infer a course of dealing between the Agent or any Bank and the Parent or any of the other Borrowers with regard to any provision of the Credit Agreement.

                           SECTION 3. Conditions of Effectiveness. This
Amendment shall become effective when, and only when, the Agent shall have received counterparts of this Amendment


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executed by the Borrowers and all of the Banks , except that Sections 1 and 2 hereof shall become effective when, and only when, the Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Banks:

                           (a)      Certified copies of (i) the resolutions of
the Board of Directors of each Borrower approving this Amendment and the matters contemplated hereby, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby; and (iii) the USHNJ Sale Agreement.

                           (b)      A certificate of the Secretary or an
Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

                           (c)      An accounts receivable analysis for USHNJ
showing aging by account debtor and allocation of the reliance on such accounts receivable for the Borrowing Base and for the Purchase Agreement.

                           (d)      A business plan consisting of the following
on a consolidated basis: (i) a pro forma balance sheet reflecting the USHNJ Sale, (ii) monthly pro forma balance sheets and cash flow projections for October 1996 through December 31, 1997, and (iii) quarterly pro forma balance sheets and cash flow projections for the 1998 fiscal year.

                           SECTION 4. Representations and Warranties of the
Borrowers. Each Borrower represents and warrants as follows:

                           (a)      Such Borrower is a corporation duly
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                           (b)      The execution, delivery and performance by
such Borrower of this Amendment and the Facility Documents, as amended hereby, to which it is or is to be a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's charter or by-laws, (ii) any contractual restriction binding on or affecting such Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Borrower, or (iii) to the best of such Borrower's knowledge, any law.

                           (c)      No authorization, approval or other action
by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Amendment or any of the Facility Documents, as amended hereby, to which it is or is to be a party.


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                           (d)      This Amendment and each of the other
Facility Documents as amended hereby, to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

                           (e)      To the best of such Borrower's knowledge,
the Security Agreement constitutes valid and perfected first priority security interests and liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions and secure the payment of all obligations of such Borrower under the Facility Documents, as amended hereby, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interests and liens of such Security Agreement.

                           (f)      There is no pending or threatened action or
proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of such Borrower or any Subsidiary or which purport to affect the legality, validity or enforceability of this Amendment or any of the other Facility Documents, as amended hereby, except as set forth in
Schedule 4(f) hereto.

                           (g)      After giving effect to the terms of the
Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default, except that the Borrowers have informed the Banks that due to interim financial performance and/or the consummation of the USHNJ Sale may cause the Borrowers to violate the provisions of Section 8.1 of the Credit Agreement.

                           SECTION 5. Reference to and Effect on the Facility
Documents. (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement or any other Facility Document, shall mean and be a reference to the Credit Agreement or such other Facility Document as amended hereby.

                           (b)      Except as specifically amended above, the
Credit Agreement and the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Pledge Agreements and all of the Pledged Collateral described therein, and the Security Agreement and all of the Collateral described therein, do and shall continue to secure the payment of all Obligations, in each case as amended hereby.

                           (c)      The execution, delivery and effectiveness of
this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Bank under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents, including, without limitation, Section 8.1 of the Credit Agreement.

                           SECTION 6. Costs, Expenses and Taxes. The Borrowers
jointly and severally agree to pay on demand all costs and expenses of the Agent and the Banks in connection


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with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks with respect thereto and with respect to advising the Agent and the Banks as to their rights and responsibilities hereunder and thereunder. The Borrowers further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                           SECTION 7. Execution in Counterparts. This Amendment
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                           SECTION 8. Governing Law. This Amendment shall be
governed by, and construed in accordance with, the laws of the State of New
York.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written..



                                   Borrowers:

                                   U.S. HOMECARE CORPORATION AND ITS
                                   SUBSIDIARIES LISTED ON NNEX 1 HERETO


                                   By:  _________________________________
                                        Name:
                                        Vice President of each of the above
                                        corporations

                                   Banks:

                                   THE CHASE MANHATTAN BANK (successor
                                   by merger to The Chase Manhattan Bank, N.A.)


                                   By:  _________________________________
                                        John Hariaczyi
                                        Vice President



                                   CREDITANSTALT BANKVEREIN


                                   By:  _________________________________
                                        A. W. Seidel
                                        Vice President

                                   By:  _________________________________
                                        Name:
                                        Title:


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                                     Agent:


                                     THE CHASE MANHATTAN BANK (successor by
                                     merger to The Chase Manhattan Bank, N.A.)


                                     By:  _________________________________
                                          John Hariaczyi
                                          Vice President



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                                     ANNEX 1



U.S. HOMECARE CORPORATION, AFFILIATED HOME CARE OF WESTCHESTER, INC., U.S. HOMECARE CORPORATION OF NORTHERN WESTCHESTER, U.S. HOMECARE CORPORATION OF MANHATTAN, U.S. HOMECARE CORPORATION OF THE BRONX, U.S. HOMECARE CERTIFIED CORPORATION OF NEW YORK, U.S. HOMECARE CORPORATION OF ALBANY, U.S. HOMECARE INFUSION THERAPY SERVICES CORPORATION OF NEW JERSEY, U.S. HOMECARE CORPORATION OF CONNECTICUT, U.S. HOMECARE CERTIFIED CORPORATION OF CONNECTICUT, U.S. HOMECARE CORPORATION OF PENNSYLVANIA, U.S. HOMECARE CERTIFIED CORPORATION OF PENNSYLVANIA, U.S. HOMECARE MEDICAL EQUIPMENT CORP., U.S. HOMECARE INFUSION THERAPY PRODUCTS CORPORATION, U.S. HOMECARE INFUSION THERAPY SERVICES CORPORATION OF CONNECTICUT, U.S. HOMECARE CORP. OF SOUTH FLORIDA, U.S. HOMECARE CERTIFIED CORP. OF FLORIDA, U.S. HOMECARE INFUSION THERAPY CORP. OF FLORIDA, U.S. HOMECARE CORPORATION OF THE MIDATLANTIC REGION, U.S. HOMECARE CORPORATION OF MICHIGAN, U.S. HOMECARE CORPORATION OF CALIFORNIA